UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2015

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on June 16, 2015, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the eight individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2016 and until their successors have been duly elected and qualified, (ii) approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000, (iii) approve, by non-binding advisory vote, the Company’s Say on Pay Vote and (iv) ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

1)	The votes cast by stockholders with respect to the election of directors were as follows:

Names of Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Dr. Lawrence Howard	8,751,976	265,917	3,985,685
Kenneth Ferry	8,824,316	193,577	3,985,685
Dr. Rachel Brem	8,813,589	204,304	3,985,685
Anthony Ecock	8,467,039	550,854	3,985,685
Dr. Robert Goodman	8,916,261	101,632	3,985,685
Steven Rappaport	8,920,301	97,592	3,985,685
Somu Subramaniam	8,914,474	103,419	3,985,685
Dr. Elliot Sussman	8,824,936	192,957	3,985,685

2)	The votes cast by stockholders with respect to the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000 shares:

12,230,522 shares FOR the proposal, 700,099 shares AGAINST the proposal and 72,957 ABSTENTIONS.

3)	The votes cast by stockholders with respect to the non-binding advisory vote approving named executive officer compensation were as follows:

6,285,578 shares FOR the proposal, 2,716,781 shares AGAINST the proposal, 15,534 ABSTENTIONS and 3,985,685 BROKER NON-VOTES.

4)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

12,666,657 shares FOR the proposal, 317,864 shares AGAINST the proposal and 19,057 ABSTENTIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Kevin C. Burns
Kevin C. Burns
President, Chief Financial Officer & Chief Operating Officer

Date: June 17, 2015